Securities and Exchange Commission
                 Washington, D.C. 20549


                        FORM S-8
                 Registration Statement
                         Under
               The Securities Act of 1933


                Media Entertainment, Inc.
   (Exact name of Registrant as specified in its charter)

        NEVADA                             72-1346591
(State or other jurisdiction of           (IRS Employer
incorporation or organization)          Identification No.)

   8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
           (Address of principal executive offices,
                       including zip code)


          FINANCIAL CONSULTING SERVICES AGREEMENT
                  (Full title of the plan)


                       David M. Loflin
                          President
                  Media Entertainment, Inc.
                   8748 Quarters Lake Road
                Baton Rouge, Louisiana 70809
          (Name and address of agent for service)

                          Copy to:

                   Eric Newlan, Esquire
                      NEWLAN & NEWLAN
               2512 Program Drive, Suite 101
                    Dallas, Texas 75220
                       (214) 654-9520

             CALCULATION OF REGISTRATION FEE

------------------------------------------------------------
                          Proposed    Proposed
Title of                  maximum     maximum     Amount
Securities   Amount       offering    aggregate   of regi-
to be        to be        price per   offering    stration
Registered   registered   share(1)    price(1)    fee
------------------------------------------------------------

Common
 Stock,
 $.0001
 par
 value       50,000       $3.00(1)    $150,000    $45.45
              Shares
             10,000       $4.00(1)    $40,000     $12.12
              Shares
             10,000       $5.00(1)    $50,000     $15.15
              Shares
             10,000       $6.00(1)    $60,000     $18.18
              Shares
             10,000       $7.00(1)    $70,000     $21.21
              Shares
             10,000       $8.00(1)    $80,000     $24.24
              Shares
             10,000       $9.00(1)    $90,000     $27.27
              Shares
             10,000       $10.00(1)   $100,000    $30.31
              Shares
------------------------------------------------------------
Totals       120,000                  $640,000    $193.93
              Shares
------------------------------------------------------------
(1) The maximum offering price was calculated pursuant to Rule 457(c).

                 MEDIA ENTERTAINMENT, INC.

            Cross Reference Sheet Required By
             Item 501(b) of Regulation S-K

  Form S-8 Item
Number and Caption                  Caption in Prospectus
--------------------------------    ------------------------
1. Forepart of Registration         Facing Page of
   Statement and Outside Front      Registration Statement
   Cover Page of Prospectus         and Cover Page of
                                    Prospectus

2. Inside Front and Outside Back    Inside Cover Page of
   Cover Pages of Prospectus        Prospectus and Outside
                                    Cover Page of Prospectus

3. Summary Information, Risk        Not Applicable
   Factors and Ratio of Earnings
   to Fixed Charges

4. Use of Proceeds                  Not Applicable

5. Determination of Offering Price  Not Applicable

6. Dilution                         Not Applicable

7. Selling Security Holders         Sales by Selling
                                    Shareholder

8. Plan of Distribution             Cover Page of
                                    Prospectus and Sales
                                    by Selling Shareholder

9. Description of Securities to     Financial Consulting
   be Registered                    Services Agreement and
                                    Issuance of Common
                                    Stock; Sales by Selling
                                    Shareholder

10.Interest of Named Experts        Not Applicable
   and Counsel

11.Material Changes                 Not Applicable

12.Incorporation of Certain         Incorporation of Certain
   Information by Reference         Information by Reference

13.Disclosure of Commission         Indemnification
   Position on Indemnification
   or Securities Act Liabilities

PROSPECTUS

                    Media Entertainment, Inc.

                 120,000 Shares of Common Stock
                  ($.0001 par value per share)

               Issued and to be Issued Pursuant to
            a Financial Consulting Services Agreement

This Prospectus is part of a Registration Statement which registers up to 120,000 shares of Common Stock, $.0001 par value per share (the "Common Stock"), of Media Entertainment, Inc., a Nevada corporation (the "Company"), which have been, or may be, issued, as described herein, to Tre Vega ("Vega"), a consultant to the Company, pursuant to a Financial Consulting Services Agreement under which the Company has issued 40,000 shares of Common Stock to Vega, and, under which Financial Consulting Services Agreement, the Company may issue up to an additional 80,000 shares of Common Stock to Vega, as a bonus (all of such securities being referred to herein as the "Vega Securities"). Vega is a selling shareholder under this Prospectus and is referred to herein as the "Selling Shareholder". All of the Vega Securities issued, or to be issued as described herein, to the Selling Shareholder have been, or will be, so issued pursuant to a written compensation contract which provides for the issuance of the Vega Securities. The Company has been advised by the Selling Shareholder that he may sell all or a portion of his shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers, or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance of any of the Vega Securities under the terms of the aforementioned Financial Consulting Services Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENT-ATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

The date of the Prospectus is October 28, 1997

                      AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed with the Commission can be inspected and copied at the Public Reference Section of the Commission at its principal offices located at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock currently trades in the over-the-counter market: OTC
Electronic Bulletin Board symbol   MEME.

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to 120,000 shares of the Company's Common Stock, issued, or to be issued, to a consultant of the Company pursuant to a written Financial Consulting Services Agreement. This Prospectus, which constitutes Part I of the Registration Statement, omits certain information with respect to the Company and the shares of Common Stock offered by the Prospectus. Reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office located in Washington, D.C. (at the above address) upon payment of the fees prescribed by the Rules and Regulations of the Commission, or examined free of charge. Also, the Registration Statement, with exhibits, may be examined on, and/or downloaded from, the Internet at: http://www.sec.gov/cgi-bin/srch-edgar.

     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

     1. The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997;

     2. The Company's Current Report on Form 8-K, date of event: 10-10-97; and

     3.  The Company's Registration Statement on Form S-1
(Commission File No. 333-26385) declared effective August
12, 1997.

All reports and documents filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document.
Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to: Corporate Secretary, Media Entertainment, Inc., 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809; telephone (504) 922-7744.

                         THE COMPANY

The Company was incorporated in the State of Nevada on November 1, 1996, to operate as a holding company in the wireless cable television and community (low power) television industries, as well as other segments of the communications industry. Effective December 20, 1996, the Company acquired from certain of its officers and directors and others licenses and leases of licenses to wireless cable television channels and community (low power) television channels. As of December 31, 1996, the Company acquired all of the outstanding capital stock of (1) Winter Entertainment, Inc., a Delaware corporation incorporated on December 28, 1995 ("WEI"), and (2) Missouri Cable TV Corp., a Louisiana corporation incorporated on October 9, 1996 ("MCTV"). WEI operates a community television station in Baton Rouge, Louisiana; MCTV owns wireless cable television channels in Poplar Bluff, Missouri, which system has been constructed and is ready for operation, and Lebanon, Missouri, which market's system has yet to be constructed. Beginning in October 1997, the Company has focused its efforts on the exploitation of its proprietary Wireless Internet Access System. However, the Company is in need of capital in order to commence its proposed operations. The Company carries on its business through its subsidiaries.


        FINANCIAL CONSULTING SERVICES AGREEMENT
             AND ISSUANCE OF COMMON STOCK

General

On October 20, 1997, the Company entered into a Financial Consulting Services Agreement with Tre Vega (the Selling Shareholder). Under the terms of the Financial Consulting Services Agreement, the Selling Shareholder has agreed to provide consulting services with respect to general business and financial matters, as well as financial public relations. None of the securities to which this Prospectus relates is issued pursuant to any program or plan and are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

The Company has issued 40,000 shares of Company Common Stock pursuant to such Financial Consulting Services Agreement.
In addition, the Company may be required to issue to the Selling Shareholder, as a bonus, up to an additional 80,000 shares of Common Stock, as follows:

     A. At any time during the one-year period following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $3.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

     B. At any time during the one-year period following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $4.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

     C. At any time during the one-year period following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $5.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

     D. At any time during the one-year period following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $6.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

     E. At any time during the one-year period following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $7.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

     F. At any time during the one-year period following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $8.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

     G. At any time during the one-year period following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $9.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

     H. At any time during the one-year period following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $10.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

This Prospectus relates to the Vega Securities, that is, up to 120,000 shares of Company Common Stock that have been and may, in the future, be issued to Vega, pursuant to the Financial Consulting Services Agreement.

Federal Income Tax Effects

Under the Financial Consulting Services Agreement pursuant to which the Vega Securities were issued, the 40,000 shares of Company Common Stock issued to the Selling Shareholder were valued at $3.00 per share, or $120,000 in the aggregate. Any additional shares of Company Common Stock that may be issued to the Selling Shareholder under the Financial Consulting Services Agreement shall be valued, for purposes of the Financial Consulting Services Agreement, at a price equal to the average closing bid price (as reported by the OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the issuance or issuances, as the case may be, of any such additional shares of Company Common Stock.

The issuance of the Vega Securities will result in the recognition of taxable income to the Selling Shareholder.
Correspondingly, the Company will be entitled to a deduction equal to the amount of ordinary income charged to the Selling Shareholder.

Restrictions Under Securities Laws

The sale of any shares of Common Stock issued under the Financial Consulting Services Agreement must be made in compliance with federal and state securities laws.
Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under Federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption.

              SALES BY SELLING SHAREHOLDER

The following table sets forth the name of the Selling
Shareholder, the amount of shares of Common Stock held, directly or indirectly, the amount of Common Stock to be owned by the Selling Shareholder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Shareholder following completion of such offering (based on 6,220,000 shares of Common Stock of the Company outstanding as of the date of this Prospectus, not including up to 80,000 shares of Common Stock that may be issued to the Selling
Shareholder pursuant to the terms of the Financial
Consulting Services Agreement).

Name of
Selling
Shareholder  Owned       Offered   Offering   Offering
-----------  -----       -------   --------   --------

Tre Vega     120,000(1)  120,000     -0-        -0-
____________
(1) As of the date of this Prospectus, Mr. Vega owned 40,000 shares of Company Common Stock. Mr. Vega may be issued up to an additional 80,000 shares of Company Common Stock pursuant to the Financial Consulting Services Agreement between Mr. Vega and the Company.

                  DESCRIPTION OF SECURITIES

Common Stock

Each share of Common Stock is entitled to one (1) vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities.

Transfer Agent

The transfer agent for the shares of Common Stock of the Company is Securities Transfer Corporation, 16910 Dallas
Parkway, Suite 100, Dallas, Texas 75248.

                       INDEMNIFICATION

The Company currently is seeking officer and director liability insurance, though none has been obtained as of the date of this Prospectus.

Article X of the Articles of Incorporation of the Company provides that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of fiduciary duty as a director officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X of the Company's Articles of Incorporation is that Company directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil, including any action alleging negligence, or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                       LEGAL MATTERS

Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Newlan
& Newlan, Attorneys at Law, Dallas, Texas.

                         EXPERTS

The consolidated financial statements of the Company included in the Company's Registration Statement on Form S-1 (Commission File No. 333-26385), declared effective August 12, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Weaver and Tidwell, L.L.P., Certified Public Accountants, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.
                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934 (the Exchange Act), prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a) The Company's Quarterly Report on Form 10-QSB for the period ended June 30, 1997;

     (b)  The Company's Registration Statement on Form S-1
(Commission File No. 333-26385) declared effective August
12, 1997;

     (c) The Company's Current Report on Form 8-K, date of event: 10-10-97; and

     (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

Item 4.  Description of Securities.

The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.0001 par value per share. The holders of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock will be entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Inasmuch as the consultant who received shares of Common Stock of the Company is knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the consultant was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company in the absence of sale pursuant to an effective Registration Statement.

Item 8.  Exhibits.

Exhibit     Description
-------     -----------
5.1         Opinion of Newlan & Newlan, Attorneys at
            Law, re: Legality.
10.1        Financial Consulting Services Agreement, dated
            as of October 20, 1997, between Registrant and Tre Vega.
23.1        Consent of Weaver and Tidwell, L.L.P., Certified
            Public Accountants.
23.2        Consent of Newlan & Newlan, Attorneys at Law.

Item 9.  Undertakings.

     (1)  The undersigned Registrant hereby undertakes:

          (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the dates shown below.

MEDIA ENTERTAINMENT, INC.


By: /s/ David M. Loflin
     David M. Loflin
     President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signatures              Title             Date
---------------------   --------------    ----------------

/s/ David M. Loflin     President         October 27, 1997
David M. Loflin         Principal
                        Executive
                        Officer and
                        Principal
                        Accounting
                        Officer) and
                        Director


/s/ Waddell D. Loflin   Vice President,   October 27, 1997
Waddell D. Loflin       Secretary and
                        Director


/s/ Richard N. Gill     Director          October 27, 1997
Richard N. Gill


/s/ Ross S. Bravata     Director          October 27, 1997
Ross S. Bravata


/s/ Michael Cohn        Director          October 27, 1997
Michael Cohn

                        INDEX TO EXHIBITS

                    MEDIA ENTERTAINMENT, INC.

Exhibit No.       Description
-----------       -----------

5.1               Opinion of Newlan & Newlan, Attorneys at
                  Law, re: Legality

10.1 Financial Consulting Services Agreement, dated as of October 20, 1997, between Registrant and Tre Vega

23.1              Consent of Weaver and Tidwell, L.L.P.,
                  Certified Public Accountants

23.2              Consent of Newlan & Newlan, Attorneys at
                  Law

------------------------------------------------------------
                         Exhibit 5.1
 Opinion of Newlan & Newlan, Attorneys at Law, re: Legality
------------------------------------------------------------

October 27, 1997

Media Entertainment, Inc.
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Re:  Registration Statement on Form S-8 of Media
     Entertainment, Inc. Common Stock Issued Pursuant to a
     Financial Consulting Services Agreement with Tre Vega

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Media Entertainment, Inc., a Nevada corporation (the "Company"), of up to 120,000 shares of Company common stock, $.0001 par value per share (the "Common Stock"), issued, and to be issued, to Tre Vega, pursuant to a Financial Consulting Services Agreement (the "Agreement") approved by resolution of the Company's Board of Directors on October 17, 1997.

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostatic or other copies of the Agreement, the Company's Articles of Incorporation, Bylaws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified copies of all copies submitted to us as conformed, photostatic or other copies. In passing upon certain corporate records and the documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and express no opinion thereon.

Based upon and in reliance upon the foregoing, it is our opinion that the Common Stock heretofore issued pursuant to the Agreement is validly issued, fully paid and non-assessable.
It is further our opinion that the Common Stock to be issued, pursuant to the Agreement, will be, when, as and if issued in the manner described in the Agreement, validly issued, fully paid and non-assesable. We hereby consent to the use of this opinion in the Registration
Statement on Form S-8 to be filed with the Commission.

Very truly yours,
/s/
NEWLAN & NEWLAN

------------------------------------------------------------
                         Exhibit 10.1
    Financial Consulting Services Agreement, dated as of
     October 20, 1997,  between Registrant and Tre Vega
------------------------------------------------------------


            FINANCIAL CONSULTING SERVICES AGREEMENT

This Agreement is made as of the 20th day of October, 1997, by and between Tre Vega, an individual resident of the State of Texas ("Consultant"), and Media Entertainment, Inc., a
Nevada corporation (the "Company").

WHEREAS, Consultant possesses experience in the field of general business and financial matters, as well as financial public relations; and

WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

     1. The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to general business and financial matters, as well as financial public relations services, on behalf of the Company. Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit "A" attached hereto and incorporated herein by this reference, throughout the term of this Agreement.
Consultant agrees that he shall be responsible for all expenses incurred in his performance hereunder.

     Anything contained herein to the contrary notwithstanding, Consultant shall not render services hereunder in connection with the offer or sale of securities in a capital-raising transaction, in keeping with the proscription thereof contained in Section A of the General
Instructions as to the use of Form S-8 promulgated by the Securities and Exchange Commission.

     It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company's name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

     2. The term of this Agreement shall commence upon execution of this Agreement and shall continue for one (1) year.

     3. In consideration of the services to be performed by Consultant, the Company agrees to pay the sum of $120,000, payable by the issuance to Consultant of 40,000 shares of the Company's $.0001 par value Common Stock, at a value of $3.00 per share, or $120,000, in the aggregate.

     The Company agrees to issue to Consultant, as a bonus, additional shares of Common Stock, as follows:

          A.  At any time during the one-year period
following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $3.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

          B.  At any time during the one-year period
following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $4.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

          C.  At any time during the one-year period
following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $5.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

          D.  At any time during the one-year period
following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $6.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

          E.  At any time during the one-year period
following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $7.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

          F.  At any time during the one-year period
following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $8.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

          G.  At any time during the one-year period
following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $9.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

          H.  At any time during the one-year period
following the date of this Agreement, should the closing bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock be in excess of $10.00 per share for 10 consecutive trading days, the Company shall issue to Consultant 10,000 shares of Common Stock, which shares shall be valued, for purposes of this Agreement, at the average bid price (as reported by the NASD's OTC Electronic Bulletin Board) of the Company's Common Stock for the 15 trading days immediately preceding the date of issuance of such shares.

     The Company agrees that it will, at its cost, register with the Securities and Exchange Commission all of the shares of Company Common Stock issued to Consultant hereunder pursuant to a Registration Statement on Form S-8, at Consultant's request.

     4. The Company represents and warrants to Consultant that:

          A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

          B.  The execution and performance of this
Agreement by the Company has been duly authorized by the Board of Directors of the Company.

          C.  The performance by the Company of this
Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

     5. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will not directly or indirectly buy or sell the securities of the Company at any time when he is privy to non-public information.

     Consultant agrees that he will not disseminate any printed matter relating to the Company, including, without limitation, press releases, without prior written approval of the Company's legal counsel.

     6. Consultant represents and warrants to the Company that the shares of the Company being acquired pursuant to this Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

     Consultant acknowledges that the share certificate or certificates of the Company issued to him pursuant to this Agreement will bear a legend restricting future transfer in the following, or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY
SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION EXCEPT IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION."

     Consultant acknowledges that, in light of the fact that Consultant is in a special relationship with the Company due to the entrustment by the Company to Consultant of non-public, material "inside" information concerning the Company, the relationship between the Company and Consultant shall be that of special relationship.

     7. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

     Notices shall be addressed to Consultant at:

          Tre Vega
          _______________________
          _______________________

     and to the Company at:

          Media Entertainment, Inc.
          8748 Quarters Lake Road
          Baton Rouge, Louisiana 70809

     with a copy to:

          Newlan & Newlan, Attorneys at Law
          2512 Program Drive, Suite 101
          Dallas, Texas 75220

     8.  Miscellaneous.

          A. In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute through the American Arbitration Association (the "Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

     B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

     C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

     D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

MEDIA ENTERTAINMENT, INC.



By: /s/ David M. Loflin               /s/ Tre Vega
     David M. Loflin                  Tre Vega
     President

      ------------------------------------------
                       Exhibit "A"
      to Financial Consulting Services Agreement
      ------------------------------------------

Consulting services to be provided by Consultant under the Financial Consulting Services Agreement to which this
Exhibit "A" is attached include, but shall not be limited to:

- Broker/dealer and institutional investor relations and other financial public relations, including significant exposure in well-known stock-related publications;

- Advice regarding mergers and acquisitions, reorganizations, reverse mergers, divestitures and capital sources and due diligence studies;

- Advice regarding capital structures, banking methods and systems and financial transactions; and

- Periodic advice regarding developments concerning the general financial markets and public securities markets and industry, as they may relate to the Company.

------------------------------------------------------------
                         Exhibit 23.1
             Consent of Weaver and Tidwell, L.L.P.,
                 Certified Public Accountants
------------------------------------------------------------

CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 3, 1997, relating to the consolidated financial statements of Media Entertainment, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the period from inception (December 28, 1995) to December 31, 1996, included in the Form S-1 Registration Statement (File No. 333-26385) declared effective on August 12, 1997.We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.

/s/

WEAVER AND TIDWELL, L.L.P.
Certified Public Accountants
Fort Worth, Texas
October 27, 1997

------------------------------------------------------------
                        Exhibit 23.2
        Consent of Newlan & Newlan, Attorneys at Law
------------------------------------------------------------

Consent of Newlan & Newlan, Attorneys at Law, is included in the Opinion filed as Exhibit 5.1 hereto.